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                                                                    EXHIBIT 20.2

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                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                                  Series 1996-1

                             Key Performance Factors

                                December 31, 2000



Expected B Maturity                                                               03/15/2001
Excess Protection Level
         3 Month Average                                                               8.17%
         December, 2000                                                                5.86%
         November, 2000                                                                8.21%
         October, 2000                                                                10.43%

Cash Yield                                                                            15.70%

Investor Charge Offs                                                                   1.82%

Base Rate                                                                              8.02%

Over 30 Day Delinquency                                                                3.49%

Monthly Payment Rate                                                                  10.18%

Total Principal Balance                                                       $1,985,388,137

Investor Participation Amount                                                   $342,131,821